Exhibit (g)(6)

Amendment Dated as of July 5, 2007 to the Global Custody Agreement between JP

Morgan Chase Bank, N.A. (“JP Morgan” or “Custodian”) and each of the Funds listed on Attachment A of such Agreement (each, a “Fund”)

WHEREAS, The Custodian and each Fund have entered into a Global Custody Agreement dated as of April 12, 2007, as amended to date (the “Global Custody Agreement”),

WHEREAS, the fund listed below wishes to become a party to the Agreement, and

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.	Attachment A to the Global Custody Agreement is hereby deleted and replaced with the schedule attached hereto to reflect the addition of the following fund:

Morgan Stanley Institutional Fund Inc. —

International Growth Active Extension Portfolio

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

EACH OF THE FUNDS LISTED ON THE NEW ATTACHMENT A

Attest:	/s/ Alice J. Gerstel	By:	/s/ Ronald E. Robison
		Name:	Ronald E. Robison
		Title:	President and Principal Executive Officer

JP MORGAN CHASE BANK, N.A.

Attest:	/s/ Helen Robichaud	By:	/s/ Mark Kucera
		Name:	Mark Kucera
		Title:	Vice President

Attachment A

Morgan Stanley FX Series Funds—

The FX Alpha Portfolio

The FX Alpha Plus Portfolio

The Universal Institutional Funds, Inc.—

Asian Equity Portfolio

Balanced Portfolio

Core Equity Portfolio

Core Plus Fixed Income Portfolio

Emerging Markets Debt Portfolio

Emerging Markets Equity Portfolio

Equity and Income Portfolio

Equity Growth Portfolio

Global Franchise Portfolio

Global Real Estate Portfolio

Global Value Equity Portfolio

High Yield Portfolio

International Fixed Income Portfolio

International Growth Equity Portfolio

International Magnum Portfolio

Investment Grade Fixed Income Portfolio

Mid Cap Growth Portfolio

Multi-Asset Class Portfolio

Small Company Growth Portfolio

Targeted Duration Portfolio

U.S. Mid-Cap Value Portfolio

U.S. Real Estate Portfolio

Value Portfolio

Morgan Stanley Institutional Fund Inc.—

Active International Allocation Portfolio

Disciplined Large Cap Value Active Extension Portfolio

Emerging Markets Debt Portfolio

Emerging Markets Portfolio

Focus Equity Portfolio

Global Franchise Portfolio

Global Real Estate Portfolio

Global Value Equity Portfolio

International Equity Portfolio

International Growth Active Extension Portfolio

International Growth Equity Portfolio

International Magnum Portfolio

International Real Estate Portfolio

International Small Cap Portfolio

Large Cap Relative Value Portfolio

Small Company Growth Portfolio

Systematic Active Large Cap Core Portfolio

Systematic Active Small Cap Core Portfolio

Systematic Active Small Cap Growth Portfolio

Systematic Active Small Cap Value Portfolio

Systematic Large Cap Core Active Extension Portfolio

U.S. Large Cap Growth Portfolio

U.S. Real Estate Portfolio

Morgan Stanley Institutional Fund Trust—

Advisory Global Fixed Income Portfolio

Advisory Global Fixed Income Portfolio II

Advisory Portfolio

Advisory Portfolio—Series 1

Advisory Portfolio—Series 2

Balanced Portfolio

Core Fixed Income Portfolio

Core Plus Fixed Income Portfolio

Equities Plus Portfolio

High Yield Portfolio

Intermediate Duration Portfolio

International Fixed Income Portfolio

Investment Grade Fixed Income Portfolio

Limited Duration Portfolio

Long Duration Fixed Income Portfolio

Mid Cap Growth Portfolio

Municipal Portfolio

U.S. Mid Cap Value Portfolio

U.S. Small Cap Value Portfolio

Value Portfolio

Morgan Stanley European Equity Fund

Morgan Stanley Global Dividend Growth Fund,

Morgan Stanley International Fund

Morgan Stanley International Small Cap Fund

Morgan Stanley International Value Equity Fund

Morgan Stanley Japan Fund

Morgan Stanley Pacific Growth Fund

Morgan Stanley Technology Fund

Morgan Stanley Variable Investment Series-

European Equity Portfolio

Global Dividend Growth Portfolio

Morgan Stanley Asia-Pacific Fund, Inc.

Morgan Stanley Emerging Markets Fund, Inc.

Morgan Stanley India Investment Fund, Inc.

Morgan Stanley Eastern Europe Fund, Inc.

Morgan Stanley Emerging Markets Domestic Debt Fund, Inc.

Morgan Stanley High Yield Fund, Inc.

Morgan Stanley Global Opportunity Bond Fund, Inc.

Morgan Stanley Emerging Markets Debt Fund, Inc.

The Malaysia Fund, Inc.

The Latin American Discovery Fund, Inc.

The Turkish Investment Fund, Inc.